UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 10, 2012

Tesoro Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-3473	95-0862768
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

19100 Ridgewood Pkwy San Antonio, Texas		78259-1828
(Address of principal executive offices)		(Zip Code)

(210) 626-6000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On January 10, 2012, Tesoro Corporation (“Tesoro” or the “Company”) announced that it will be seeking a buyer for its Hawaii operations as part of its previously announced strategy to focus on the U.S. Mid Continent and West Coast markets. The sale will include the 94 thousand barrels per day Kapolei refinery, operations at 32 retail stations and the associated logistical assets. The press release related to this announcement is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

In connection with the possible divestiture of its Hawaii assets, Tesoro may present to certain potential buyers information regarding these assets, including the following: (a) working capital for operations at Tesoro’s Hawaii refinery has averaged between $100 and $110 million since January 2010, (b) Tesoro’s tax basis in the fixed assets, excluding inventory, was between $50 to $60 million in 2010, and (c) typical inventory levels utilized to support Tesoro’s Hawaii operations range between 4 million and 5.5 million barrels, including crude oil inventory in transit to Hawaii.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press Release dated as of January 10, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934 the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 10, 2012

TESORO CORPORATION

By:	/s/ G. SCOTT SPENDLOVE
G. Scott Spendlove
Senior Vice President and Chief Financial Officer

Index to Exhibits

Exhibit Number	Description

99.1	Press Release dated as of January 10, 2012

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